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                                                                    Exhibit 99.1

WOLVERINE TUBE COMPLETES THE ACQUISITION OF THE JOINING PRODUCTS BUSINESS FROM ENGELHARD CORPORATION

                           Accretive to 2001 earnings

Huntsville, Alabama, October 2, 2000 -- Wolverine Tube, Inc. (NYSE: WLV) today announced the completion of its acquisition of the joining products business from Engelhard Corporation (NYSE: EC). The transaction was structured as an all-cash acquisition for approximately $41,750,000, which Wolverine has financed through its credit facility.

The joining products business is a leading manufacturer of brazing alloys and fluxes, as well as a supplier of lead-free solder. The business employs approximately 150 people at its manufacturing plant in Warwick, Rhode Island, and had approximately $49 million in net sales during 1999.

The transaction is expected to be EVA positive and accretive to Wolverine's future earnings and cash flow. On a fully diluted earnings per share basis for Wolverine shareholders, the Company anticipates the transaction to be accretive by approximately $0.12 - $0.15 per share in 2001, with little to no impact on earnings per share during the fourth quarter of 2000. In 2002, the Company anticipates the transaction to be accretive by about $0.20 per share as it begins to more fully realize synergies from the transaction.

Other key points that made this an attractive acquisition for Wolverine include:
-        Complementary value-added products;
-        Solid, blue chip customer base;
-        Product and market diversification;
-        Manufacturing and marketing synergies;
- Leading market shares with brand names such as Silvaloy(TM), Silvabrite 100(R), Silvabrite, Plymetal, Black Flux and Ultra Flux(R);
-        Significant growth opportunities worldwide;
-        Strong historical financial performance; and,
- Sound management team and talented workforce with significant experience and expertise in the business.

"We are extremely excited about adding the joining products business to the Wolverine organization," said Dennis Horowitz, President and Chief Executive Officer of Wolverine. "This acquisition significantly enhances our growth prospects worldwide and uniquely positions us to better serve our customers around the globe. We will now be able to offer our customers a wider range of complementary, high-quality products. The combination of joining products and the fabricated products business creates a tremendous portfolio of products, systems and services."

"This acquisition is also an important step in our growth because it expands and leverages our customer base, broadens our product line and exposes us to new technologies," Horowitz added. "As we begin integrating the businesses, we are excited by the opportunities to increase value for our customers and stockholders."

Effective immediately, the joining products business will operate as Wolverine Joining Technologies, which underscores Wolverine's commitment to being the leading innovator and




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global partner for its markets and customers. Wolverine Joining Technologies'
internet address: www.silvaloy.com.

Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube and fabricated products, as well as copper and copper alloy rod, bar and strip products. Internet address: www.wlv.com.

This release contains forward-looking statements regarding the anticipated accretive effects on the Company's earnings and cash flow. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. The Company's actual results may differ materially from those projected in forward-looking statements made by or on behalf of the Company. "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Wolverine Tube, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Factors that could affect actual results include assumptions made as to customer retention, costs associated with attracting new customers, costs of integration and future operating costs. Broader-based factors that could affect actual results include economic and political environments, weather conditions, regulatory pressures, and competitive products and pricing. A discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.


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